Exhibit 23.1

Consent of Weinberg & Company P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-260180 on Form S-3 of our report dated March 31, 2024, relating to the consolidated financial statements of Focus Universal Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Weinberg & Company P.A.

Los Angeles, California

November 27, 2024